UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2021 (August 10, 2021)

Ibere Pharmaceuticals

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40119	98-1564986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2005 Market Street, Suite 2030

Philadelphia, PA 19103

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (267) 765-3222

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	IBERU	New York Stock Exchange
Class A ordinary share, $0.0001 par value	IBER	New York Stock Exchange
Warrants, each whole warrant exercisable for one Class A ordinary share for $11.50 per share	IBERW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On August 10, 2021, the management and the Audit Committee of the board of directors (the “Audit Committee”) of Ibere Pharmaceuticals (the “Company”), after consultation with BDO USA, LLP, the Company’s independent registered public accounting firm (“BDO”), concluded that, in light of certain reclassification errors related to temporary equity and permanent equity made in the historical financial statements and the adjustments to the assumptions used in the valuation reports as of March 2, 2021 and March 31, 2021 to value the Company’s warrant liabilities, it is appropriate to amend and restate the Company’s previously issued audited balance sheet as of March 2, 2021 reflecting receipt of the proceeds upon consummation of the IPO and the private placement that was included in the Company’s Current Report on Form 8-K filed on March 8, 2021 and the Company’s previously issued unaudited condensed financial statements as of March 31, 2021 and for the three months ended March 31, 2021 (the “Non-Reliance Period”) that were included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (collectively, the “Non-Reliance Financial Statements”).

Considering such restatement, the Non-Reliance Financial Statements should no longer be relied upon. The Company will file an amendment to its Current Report on Form 8-K filed on March 8, 2021 and an amendment to its Quarterly Report on Form 10-Q as of March 31, 2021 and for the period from January 1, 2021 through March 31, 2021 reflecting corrections to the reclassification errors related to temporary equity and permanent equity and the adjustments to the assumptions used in the valuation reports as of March 2, 2021 and March 31, 2021 to value the Company’s warrant liabilities in a restated audited balance sheet as of March 2, 2021 and unaudited condensed financial statements as of March 31, 2021 and for the three months ended March 31, 2021 as soon as practicable. These restatements and revisions will result in non-cash, non-operating financial statement corrections and will have no impact on the Company’s current or previously reported cash position, operating expenses or total operating, investing or financing cash flows.

In connection with the restatement, management has re-evaluated the effectiveness of the Company’s disclosure controls and procedures and internal control over financial reporting as of March 2, 2021 and as of March 31, 2021. The Company’s management concluded that in light of the error described above, a material weakness exists in the Company’s internal controls over financial reporting and that the Company’s disclosure controls and procedures were not effective. Management plans to enhance the system of evaluating and implementing the accounting standards that apply to our financial statements, including through enhanced analyses by our personnel and third-party professionals with whom we consult regarding complex accounting applications.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with BDO.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBERE PHARMACEUTICALS

	By:	/s/ Osagie Imasogie
		Name:	Osagie Imasogie
		Title:	Chief Executive Officer

Dated: August 13, 2021